Exhibit 10.4

Third Amendment
to
Second Amended and Restated Credit Agreement
among
Legacy Reserves LP,
as Borrower,
The Guarantors,

Wells Fargo Bank, National Association,
as Administrative Agent,
and
The Lenders Signatory Hereto
Dated as of September 28, 2012
Sole Lead Arranger and Sole Book Runner
Wells Fargo Securities, LLC

Syndication Agent
Compass Bank

Co-Documentation Agents
UBS AG, Stamford Branch
and
U.S. Bank National Association

Third Amendment to
Second Amended and Restated Credit Agreement
This Third Amendment to Second Amended and Restated Credit Agreement (this “Third Amendment”) dated as of September 28, 2012, among Legacy Reserves LP, a limited partnership duly formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.
Recitals
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of March 10, 2011 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 2011 and the Second Amendment to Second Amended and Restated Credit Agreement dated as of March 30, 2012, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Guarantors are parties to that certain Second Amended and Restated Guaranty Agreement dated as of March 10, 2011 made by each of the Guarantors (as defined therein) in favor of the Administrative Agent (the “Guaranty”).
C.    The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendment to Cover.     The cover of the Credit Agreement is hereby amended by deleting “Sole Lead Arranger and Book Runner BNP Paribas Securities Corp.” and replacing it with “Sole Lead Arranger and Sole Book Runner Wells Fargo Securities, LLC”.
2.2    Amendment to Preamble. The preamble of the Credit Agreement is hereby amended by deleting “BNP Paribas Securities Corp. as sole lead arranger and sole bookrunner” and replacing it with “Wells Fargo Securities, LLC as sole lead arranger and sole bookrunner”.

2.3    Amendments to Section 1.02.
(a)    The definition of “Agreement” is hereby amended in its entirety to read as follows:
“Agreement” means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the same may from time to time be amended, modified, supplemented or restated.
(b)    The definition of “Arranger” is hereby amended by deleting the phrase “BNP Paribas Securities Corp.” and replacing such phrase with “Wells Fargo Securities, LLC”.
(c)    The following definition is hereby added where alphabetically appropriate to read as follows:
“Third Amendment” means that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of September 28, 2012, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
Section 3.    Limited Waivers. The Borrower has informed the Administrative Agent and the Lenders of the following:
(a)    Legacy Reserves Operating LP, a Guarantor (“LROLP”), has entered into an Option to Purchase Agreement dated August 31, 2012 (the “Option Agreement”) between LROLP and Devon Energy Production, L.P. (“Devon”), pursuant to which Devon acquired an option exercisable on or before January 4, 2013 (the “Option”) to purchase all of LROLP's Oil and Gas Properties located in the Big Sand Draw Unit, subject to a five percent (5%) overriding royalty interest (the “5% ORRI”) to be retained by LROLP (LROLP's disposition of such Oil and Gas Properties upon Devon's exercise of the Option is referred to herein as the “Subject Disposition”);
(b)    the consideration to be paid to LROLP upon consummation of the Subject Disposition is comprised of (a) monthly payments by Devon commencing from the month in which closing occurs until December 31, 2019 in an amount equal to the greater of (i) the revenue from the 5% ORRI and (ii) $200,000 and (b) Devon's obligation to implement a CO2 flood and spend at least $50,000,000 in capital expenditures within five (5) years after closing of the Subject Disposition with respect to such CO2 flood;
(c)    the Borrower intends to rely on Section 9.12(d) to consummate the Subject Disposition in compliance with the terms of the Credit Agreement; however, the consideration expected to be received in connection with the Subject Disposition may not comply with clause (i) of Section 9.12(d), which requires 100% of the consideration received in respect of a disposition to be cash; and
(d)    the Borrower requests that should the Subject Disposition have a fair market value in excess of five percent (5%) of the Borrowing Base in effect at the time of the Subject Disposition, the Borrowing Base not be reduced pursuant to clause (iii) of Section 9.12(d).

Therefore, the Borrower has requested that the Lenders waive, and the Lenders do hereby waive (a) the Borrower's compliance with clause (i) of Section 9.12(d) and (b) any potential reduction to the then effective Borrowing Base pursuant to clause (iii) of Section 9.12(d), each as it relates to the Subject Disposition and provided that the Option is exercised by Devon on or before January 4, 2013 and the Subject Disposition occurs in accordance with the Option Agreement. The foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose or period and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein. Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that waivers will be granted in the future.
Section 4.    Borrowing Base Redeterminations.
(a)    For the period from and including the Third Amendment Effective Date to but excluding the date that the Borrowing Base is increased pursuant to Section 4(b) below (or if the Devon Acquisition (as defined below) does not occur, the date of the next adjustment or redetermination of the Borrowing Base pursuant to the terms of the Credit Agreement), the amount of the Borrowing Base shall be equal to $595,000,000.
(b)    In connection with LROLP having entered into the Option Agreement, LROLP has entered into a separate purchase and sale Agreement with Devon dated August 31, 2012 (the “Devon Purchase and Sale Agreement”), pursuant to which LROLP will acquire certain Oil and Gas Properties located in the Permian Basin from Devon for approximately $12,650,000 on or around October 1, 2012 (such acquisition, the “Devon Acquisition”). Upon (a) the Administrative Agent receiving a certificate of a Responsible Officer certifying that LROLP has consummated the Devon Acquisition in accordance with the terms of the Devon Purchase and Sale Agreement (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Oil and Gas Properties contemplated by the Devon Purchase and Sale Agreement and (b) the Administrative Agent and the Lenders receiving all fees and other amounts due and payable in connection with a Borrowing Base increase, the then effective Borrowing Base shall be automatically increased by an amount equal to $5,000,000; and the Administrative Agent shall notify the Borrower and the Lenders of the amount of the new Borrowing Base after giving effect to such increase.
(c)    Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c) or Section 9.12(d) of the Credit Agreement. For the avoidance of doubt, neither of the redeterminations specified in this Section 4 shall constitute an Interim Redetermination initiated by the Borrower or the Administrative Agent, at the direction of the Required Lenders.
Section 5.    Assignments and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Commitments. The Administrative Agent and the Borrower hereby consent to such reallocation. On the Third Amendment Effective Date (as defined below) and after giving effect to such reallocations, the Maximum Credit Amounts and Commitment of each Lender shall be as set forth on Annex I of this Third Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto). With respect to such reallocation, each Lender shall be deemed to have acquired the Maximum Credit Amount and Commitment allocated to it from each of the other Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such allocation. On the Third Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(v), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement.
Section 6.    Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Third Amendment Effective Date”):
6.1    The Administrative Agent shall have received from all the Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Person.
6.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date.
6.3    The Administrative Agent shall have received new duly executed Notes payable to the order of Bank of America, N.A., Royal Bank of Canada, Credit Agricole Corporate and Investment Bank, BMO Harris Financing, Inc., Citibank, N.A., Societe Generale and West Texas National Bank, to the extent requested by each such Lender, in a principal amount equal to the applicable new Maximum Credit Amount of such Lender, dated as of the Third Amendment Effective Date.
6.4    No Default shall have occurred and be continuing as of the Third Amendment Effective Date.
6.5    The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by the most recently delivered Reserve Report.
6.6    The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.
6.7    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 6 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 7. Miscellaneous.
7.1    Confirmation.  The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.
7.2    Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (d) agrees that from and after the Third Amendment Effective Date each reference to the Credit Agreement and in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Third Amendment.
7.3    Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by telecopy, facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
7.4    No Oral Agreement.  This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
7.5    GOVERNING LAW.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
7.6    Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
7.7    Severability.  Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8    Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC
its general partner

	By:	/s/ James R. Lawrence
James R. Lawrence
Vice President - Finance and Treasurer

GUARANTORS:	LEGACY RESERVES OPERATING LP

	By:	Legacy Reserves Operating GP LLC, its general partner
	By:	Legacy Reserves LP, its sole member
	By:	Legacy Reserves GP, LLC, its general partner

	By:	/s/ James R. Lawrence
James R. Lawrence
Vice President - Finance and Treasurer

LEGACY RESERVES OPERATING GP LLC

	By:	Legacy Reserves LP, its sole member
	By:	Legacy Reserves GP, LLC, its general partner

	By:	/s/ James R. Lawrence
James R. Lawrence
Vice President - Finance and Treasurer

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LEGACY RESERVES SERVICES, INC.

By:	/s/ James R. Lawrence
James R. Lawrence
Vice President - Finance and Treasurer

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

	By:	/s/ Edward Pak
Edward Pak
Director

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	COMPASS BANK

	By:	/s/ Kathleen J. Bowen
Kathleen J. Bowen
Senior Vice President

BANK OF AMERICA, N.A.

	By:	/s/ Christopher T. Renyi
Christopher T. Renyi
Vice President

THE BANK OF NOVA SCOTIA

	By:	/s/ Terry Donovan
Terry Donovan
Managing Director

ROYAL BANK OF CANADA

	By:	/s/ Don J. McKinnerney
Don J. McKinnerney
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Bruce E. Hernandez
Bruce E. Hernandez
Vice President

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK, N.A.

By:	/s/ Chulley Bogle
Chulley Bogle
Vice President

WEST TEXAS NATIONAL BANK

By:	/s/ Chris L. Whigham
Chris L. Whigham
Senior Vice President

SOCIETE GENERALE

By:	/s/ David M. Bornstein
David M. Bornstein
Director

UNION BANK, N.A.

By:	/s/ Lara Sorokolit
Lara Sorokolit
Assistant Vice President

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Tom Byargeon
Tom Byargeon
Managing Director

By:	/s/ Sharada Manne
Sharada Manne
Managing Director

UBS AG, STAMFORD BRANCH

By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director, Banking Products Services, U.S.

By:	/s/ David Urban
David Urban
Associate Director, Banking Products Services, U.S.

BMO HARRIS FINANCING, INC.

By:	/s/ Gumaro Tijerina
Gumaro Tijerina
Director

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK, N.A.

By:	/s/ P.R. Ballard
P.R. Ballard
Vice President

SIGNTURE PAGE
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, N.A.	14.167%	$141,666,667
Compass Bank	9.667%	$96,666,667
UBS AG, Stamford Branch	9.667%	$96,666,667
U.S. Bank National Association	9.667%	$96,666,667
Bank of America, N.A.	8.000%	$80,000,000
Royal Bank of Canada	7.333%	$73,333,333
The Bank of Nova Scotia	6.667%	$66,666,667
Union Bank, N.A.	6.667%	$66,666,667
KeyBank N.A.	6.667%	$66,666,667
Credit Agricole Corporate and Investment Bank	5.666%	$56,666,667
BMO Harris Financing, Inc.	5.666%	$56,666,667
Citibank, N.A.	5.666%	$56,666,667
Societe Generale	2.833%	$28,333,333
West Texas National Bank	1.667%	$16,666,667
TOTAL	100.000%	$1,000,000,000